UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2010 (April 8, 2010)

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Loan Modification Agreement

On April 8, 2010, Weight Watchers International, Inc. (the “Company”), certain lenders, and The Bank of Nova Scotia, as the administrative agent, entered into the Loan Modification Agreement (the “Loan Modification Agreement”) amending the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006 (as amended, supplemented or otherwise modified, the “Credit Agreement”), in order, among other things, to extend maturities on $1.03 billion of Loans and Commitments in the aggregate under the Credit Agreement.

In particular, the Loan Modification Agreement amended the Credit Agreement to, among other things:

•	convert certain Loans and Commitments with the consent solely of those Lenders agreeing to such modifications as follows:

•	$332.6 million of Revolving A Loan Commitments into new 2014 Revolving Loan Commitments, including a proportionate amount of the Company’s outstanding Revolving A Loans into new 2014 Revolving Loans;

•	$454.5 million of Term A Loans and Term A-1 Loans into new Term C Loans; and

•	$241.9 million of Term B Loans into new Term D Loans;

•	extend the final maturity dates of the converted Loans and Commitments with the consent solely of those Lenders agreeing to convert their Loans and/or Commitments (as described above) as follows:

•

the Other Revolving Loan Commitment Termination Date for the new 2014 Revolving Loan Commitments shall be June 30, 2014, provided, that if as of October 24, 2013 the aggregate principal amount of the Term B Loans exceeds $250.0 million, then the Other Revolving Loan Commitment Termination Date with respect to the 2014 Revolving Loan Commitments shall be October 24, 2013;

•

the Stated Maturity Date of the new Term C Loans shall be June 30, 2015, provided, that if as of October 24, 2013 the aggregate principal amount of the Term B Loans exceeds $250.0 million, then the Stated Maturity Date for the Term C Loans shall be October 24, 2013; and

•	the Stated Maturity Date of the new Term D Loans shall be June 30, 2016;

•

set the amortization of all new Term C Loans with respect to scheduled repayments of the aggregate outstanding principal amount of Term C Loans, if any, in an amount equal to the percentage set forth below:

Date	Percentage
Each Quarterly Payment Date occurring July 1, 2010 through (and including) March 31, 2015	1.25%

Stated Maturity Date	76.25% (or the then outstanding principal amount of the Term C Loans (if different))

•

set the amortization of all new Term D Loans with respect to scheduled repayments of the aggregate outstanding principal amount of Term D Loans, if any, in an amount equal to the percentage set forth below:

Date	Percentage
Each Quarterly Payment Date occurring July 1, 2010 through (and including) March 31, 2016	0.25%

Stated Maturity Date	94.25% (or the then outstanding principal amount of the Term D Loans (if different))

•	set the Applicable Margin with respect to any new 2014 Revolving Loans in accordance with the table below:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
> 2.00:1	1.50%	2.50%
< 2.00:1 and > 1.50:1	1.25%	2.25%
< 1.50:1	1.125%	2.125%

•	set the Applicable Margin with respect to any new Term C Loans in accordance with the table below:

Net Debt to EBITDA Ratio	Applicable Margin For Base Rate Loans	Applicable Margin For LIBO Rate Loans
> 2.00:1	1.25%	2.25%
< 2.00:1 and > 1.50:1	1.125%	2.125%
< 1.50:1	1.00%	2.00%

•

set the Applicable Margin with respect to any new Term D Loans at (i) 2.25% with respect to Term D Loans maintained as LIBO Rate Loans and (ii) 1.25% with respect to Term D Loans maintained as Base Rate Loans;

•	set the Applicable Commitment Fee Margin for the new 2014 Revolving Loan Commitments in accordance with the table below:

Net Debt to EBITDA Ratio	Applicable Commitment Fee Margin
> 2.00:1	0.50%
< 2.00:1 and > 1.50:1	0.4375%
< 1.50:1	0.375%

•	require the payment of upfront modification fees to the Accepting Lenders.

Other than the Credit Agreement, there is no material relationship between the Company and the other parties to the Loan Modification Agreement. From time to time, the Company conducts other investment-banking or other business with Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia and some of the other lenders.

This summary does not purport to be complete and is qualified by the actual terms of the Loan Modification Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Modification Agreement or the Credit Agreement.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Current Report on Form 8-K.

Exhibit	Description

10.1	Loan Modification Agreement, dated as of April 8, 2010, relating to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among Weight Watchers International, Inc., as the Borrower, the lenders party thereto, and The Bank of Nova Scotia, as the Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: April 9, 2010	By:	/S/ JEFFREY A. FIARMAN
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Loan Modification Agreement, dated as of April 8, 2010, relating to the Sixth Amended and Restated Credit Agreement, dated as of May 8, 2006, among Weight Watchers International, Inc., as the Borrower, the lenders party thereto, and The Bank of Nova Scotia, as the Administrative Agent.

6